UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2015

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	0-15940	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

As described in the Form 8-K dated June 8, 2015, Uniprop Manufactured Housing Communities Income Fund II (the “Fund”) had entered into a Purchase and Sale Agreement with Lakeshore Communities Inc. (the “Buyer”) for the sale of the El Adobe community located in Las Vegas, Nevada.

On September 28, 2015, the transaction was consummated at a gross sales price of $6.7 million, which resulted in net sales proceeds of approximately $2.4 million after closing costs, debt repayment and prorations. The net sales proceeds will be added to cash reserves until such time as the Board of Directors evaluates the options for the reserves and determines a course of action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING
COMMUNITIES INCOME FUND II

          (Registrant)

Dated: September 28, 2015

By: Genesis Associates Limited Partnership,

       General Partner

By: Uniprop Inc.,
       its Managing General Partner

By: /s/ Susann E. Kehrig

Susann E. Kehrig, Principal Financial Officer